Exhibit 99.1

Zscaler Reports First Quarter Fiscal 2026 Financial Results
First Quarter Highlights
•Revenue grows 26% year-over-year to $788.1 million
•Annual Recurring Revenue ("ARR") grows 26% year-over-year to $3,204 million
•Deferred revenue grows 32% year-over-year to $2,351.3 million
•GAAP net loss of $11.6 million compared to GAAP net loss of $12.1 million on a year-over-year basis
•Non-GAAP net income of $159.5 million compared to non-GAAP net income of $124.3 million on a year-over-year basis
SAN JOSE, California - November 25, 2025 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its first quarter of fiscal year 2026, ended October 31, 2025.

“Our outstanding Q1 results demonstrate the strong demand we are experiencing for our Zero Trust and AI Security platform. With over $3.2B in Annual Recurring Revenue, growing over 25% year-over-year, and Rule-of-78 performance, I'm very pleased to share that an increasing number of customers are relying on our platform for better security, lower operational costs and reduced IT complexity,” said Jay Chaudhry, Chairman and CEO of Zscaler. “Zero Trust security is the linchpin for AI-Security, and Zscaler pioneered Zero Trust security with our cloud-native switchboard architecture. By integrating the recently acquired SPLX technology with our comprehensive AI Security offerings, we are expanding our best-in-class AI Security solutions to solve emerging security challenges.”

First Quarter Fiscal 2026 Financial Highlights
•Revenue: $788.1 million, an increase of 26% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $36.4 million, or 5% of revenue, compared to $30.7 million, or 5% of revenue, in the first quarter of fiscal 2025. Non-GAAP income from operations was $171.9 million, or 22% of revenue, compared to $134.1 million, or 21% of revenue, in the first quarter of fiscal 2025.
•Net income (loss): GAAP net loss was $11.6 million, compared to $12.1 million in the first quarter of fiscal 2025. Non-GAAP net income was $159.5 million, compared to $124.3 million in the first quarter of fiscal 2025.
•Net income (loss) per share, diluted: GAAP net loss per share was $0.07, compared to $0.08 in the first quarter of fiscal 2025. Non-GAAP net income per share was $0.96, compared to $0.77 in the first quarter of fiscal 2025.
•Cash flows: Cash provided by operations was $448.3 million, or 57% of revenue, compared to $331.3 million, or 53% of revenue, in the first quarter of fiscal 2025. Free cash flow was $413.3 million, or 52% of revenue, compared to $291.9 million, or 46% of revenue, in the first quarter of fiscal 2025.
•Deferred revenue: $2,351.3 million as of October 31, 2025, an increase of 32% year-over-year.
•Cash, cash equivalents and short-term investments: $3,321.3 million as of October 31, 2025, a decrease of $251.1 million from July 31, 2025. During the first quarter of fiscal 2026, we closed the acquisitions of Red Canary Inc. ("Red Canary") and SPLXAI Inc. ("SPLX") for an aggregate purchase price consideration of $692.0 million.

Recent Business Highlights
•Announced the acquisition of AI security pioneer SPLX, to secure the entire enterprise AI lifecycle on a single platform. This acquisition will extend the Zero Trust Exchange platform with critical capabilities like shift-left AI asset discovery and automated red teaming, enabling customers to safely accelerate their AI initiatives.

•Launched new Zscaler Digital ExperienceTM (ZDXTM) innovations, introducing end-to-end visibility, multipath visualization for Zscaler Managed Monitoring, and device scoring and remediation. These advancements provide IT teams with unprecedented end-to-end visibility to proactively remediate performance issues, directly improving employee productivity and reducing operational costs.

•Published the ThreatLabz 2025 Mobile, IoT, and OT Threat Report, which revealed a significant escalation in mobile and IoT threats, including a 67% increase in Android malware transactions and a 40% increase in IoT attacks targeting critical infrastructure. These insights, derived from Zscaler’s global cloud's unique visibility into encrypted traffic, enable us to deliver superior, AI-powered protection that protects customers from these advanced attacks.

•Launched FedRAMP Moderate authorized data centers outside of the U.S., located in London and Paris. This strategic expansion enables U.S. federal agencies and their partners to securely accelerate global missions while meeting critical data residency requirements.

•Surpassed $1B of software sales through the AWS Marketplace to date. Zscaler has six AWS Competencies, including the AI Security specialization, and the collaboration enables customers to quickly purchase and deploy proven Zscaler zero trust solutions through the marketplace.

Change in Non-GAAP Measures Presentation
Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Financial Outlook
For the second quarter of fiscal 2026, we expect:
•Revenue of $797 million to $799 million
•Non-GAAP income from operations of $172 million to $174 million
•Non-GAAP net income per share of approximately $0.89 to $0.90, assuming approximately 170 million fully diluted shares outstanding and a non-GAAP tax rate of 21%
For the full year of fiscal 2026, we expect:
•Annual Recurring Revenue of $3.698 billion to $3.718 billion
•Revenue of approximately $3.282 billion to $3.301 billion
•Non-GAAP income from operations of $732 million to $740 million
•Non-GAAP net income per share of $3.78 to $3.82, assuming approximately 170.5 million fully diluted shares outstanding and a non-GAAP tax rate of 21%
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations and non-GAAP net income per share exclude, as applicable, stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and amortization of debt issuance costs. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its first quarter of fiscal 2026 and outlook for its second quarter of fiscal 2026 and full year fiscal 2026 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, November 25, 2025
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register-conf.media-server.com/register/BIdcc69f15ccf64edda9bdf6b79b312163). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
Second quarter of fiscal 2026 investor conference participation schedule:

•UBS Global Technology and AI Conference in Scottsdale
Wednesday, December 3, 2025

•Barclays 23rd Annual Global Tech Conference in San Francisco
Thursday, December 11, 2025

•28th Annual Needham Growth Conference in New York
Wednesday, January 14, 2026

Sessions that offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the second quarter of fiscal 2026 and full year fiscal 2026, and the expected impact of the acquisitions of Red CanaryTM and SPLX. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed on September 11, 2025, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.
About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 160 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Ashwin Kesireddy
VP of Product and GTM, AI-Security
(415) 798-1475
ir@zscaler.com

Pavel Radda
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2025	2024
Revenue	$788,112	$627,955
Cost of revenue (1) (2) (3)	184,753	141,462
Gross profit	603,359	486,493
Operating expenses:
Sales and marketing (1) (2) (3)	373,562	306,087
Research and development (1) (2) (3)	200,498	154,254
General and administrative (1) (4)	65,661	56,819
Total operating expenses	639,721	517,160
Loss from operations	(36,362)	(30,667)
Interest income	33,154	30,048
Interest expense (5)	(2,127)	(3,143)
Other expense, net	(3,039)	(652)
Loss before income taxes	(8,374)	(4,414)
Provision for income taxes	3,241	7,637
Net loss	$(11,615)	$(12,051)
Net loss per share, basic and diluted	$(0.07)	$(0.08)
Weighted-average shares used in computing net loss per share, basic and diluted	158,596	152,557
(1) Includes stock-based compensation expense and related payroll taxes:

Cost of revenue	$19,982	$15,793
Sales and marketing	71,568	64,866
Research and development	75,236	58,865
General and administrative	26,975	21,050
Total	$193,761	$160,574
(2) Includes amortization expense of acquired intangible assets:

Cost of revenue	$5,692	$3,675
Sales and marketing	2,941	425
Research and development	—	140
Total	$8,633	$4,240
(3) Includes restructuring and other charges:

Cost of revenue	$750	$—
Sales and marketing	2,809	—
Research and development	1,182	—
Total	$4,741	$—

(4) Includes acquisition-related expenses:	$1,083	$—

(5) Includes amortization of debt issuance costs	$2,038	$981

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	October 31,	July 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$1,338,195	$2,389,023
Short-term investments	1,983,077	1,183,386
Accounts receivable, net	530,487	992,181
Deferred contract acquisition costs	182,563	180,819
Prepaid expenses and other current assets	171,639	148,881
Total current assets	4,205,961	4,894,290
Property and equipment, net	542,255	543,377
Operating lease right-of-use assets	127,457	89,772
Deferred contract acquisition costs, noncurrent	322,556	328,722
Acquired intangible assets, net	215,290	47,323
Goodwill	994,463	417,730
Other noncurrent assets	95,105	98,674
Total assets	$6,503,087	$6,419,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,400	$46,906
Accrued expenses and other current liabilities	107,510	93,984
Accrued compensation	135,234	181,807
Deferred revenue	1,946,191	2,054,417
Operating lease liabilities	68,399	52,497
Total current liabilities	2,305,734	2,429,611
Convertible senior notes	1,699,871	1,700,727
Deferred revenue, noncurrent	405,113	413,609
Operating lease liabilities, noncurrent	65,771	43,352
Other noncurrent liabilities	44,270	33,316
Total liabilities	4,520,759	4,620,615
Stockholders’ Equity
Common stock	159	159
Additional paid-in capital	3,175,453	2,980,591
Accumulated other comprehensive income	7,889	8,081
Accumulated deficit	(1,201,173)	(1,189,558)
Total stockholders’ equity	1,982,328	1,799,273
Total liabilities and stockholders’ equity	$6,503,087	$6,419,888

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	October 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(11,615)	$(12,051)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	32,651	21,423
Amortization expense of acquired intangible assets	8,633	4,240
Amortization of deferred contract acquisition costs	48,082	39,068
Amortization of debt issuance costs	2,038	981
Non-cash operating lease costs	18,445	15,657
Stock-based compensation expense	188,593	157,178
Accretion of investments purchased at a discount	(1,905)	(5,003)
Unrealized losses on hedging transactions	3,033	3,689
Deferred income taxes	(3,698)	186
Other	1,234	644
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	482,861	311,975
Deferred contract acquisition costs	(43,660)	(32,801)
Prepaid expenses, other current and noncurrent assets	(17,322)	(8,767)
Accounts payable	(2,942)	1,043
Accrued expenses, other current and noncurrent liabilities	8,409	(6,240)
Accrued compensation	(54,816)	(34,431)
Deferred revenue	(191,132)	(111,254)
Operating lease liabilities	(18,609)	(14,202)
Net cash provided by operating activities	448,280	331,335
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(17,311)	(17,025)
Capitalized internal-use software	(17,673)	(22,429)
Payments for business acquisitions, net of cash acquired	(672,780)	—
Purchase of strategic investments	—	(561)
Purchases of short-term investments	(896,388)	(430,296)
Proceeds from maturities of short-term investments	93,593	268,651
Proceeds from sale of short-term investments	8,348	—
Net cash used in investing activities	(1,502,211)	(201,660)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,984	890
Payments for issuance costs related to the 2028 convertible senior notes	(684)	—
Purchases of capped calls related to the 2028 convertible senior notes	(197)	—
Net cash provided by financing activities	3,103	890
Net increase (decrease) in cash and cash equivalents	(1,050,828)	130,565
Cash and cash equivalents at beginning of period	2,389,023	1,423,080
Cash and cash equivalents at end of period	$1,338,195	$1,553,645

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	October 31,
	2025	2024

Revenue	$788,112	$627,955

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$603,359	$486,493
Add:
Stock-based compensation expense and related payroll taxes	19,982	15,793
Amortization expense of acquired intangible assets	5,692	3,675
Restructuring and other charges	750	—
Non-GAAP gross profit	$629,783	$505,961
GAAP gross margin	77%	77%
Non-GAAP gross margin	80%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(36,362)	$(30,667)
Add:
Stock-based compensation expense and related payroll taxes	193,761	160,574
Amortization expense of acquired intangible assets	8,633	4,240
Restructuring and other charges	4,741	—
Acquisition-related expenses	1,083	—
Non-GAAP income from operations	$171,856	$134,147
GAAP operating margin	(5)%	(5)%
Non-GAAP operating margin	22%	21%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2025	2024
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(11,615)	$(12,051)
Add: GAAP provision for income taxes	3,241	7,637
GAAP loss before income taxes	(8,374)	(4,414)
Add:
Stock-based compensation expense and related payroll taxes	193,761	160,574
Amortization expense of acquired intangible assets	8,633	4,240
Restructuring and other charges	4,741	—
Acquisition-related expenses	1,083	—
Amortization of debt issuance costs	2,038	981
Non-GAAP net income before income taxes	201,882	161,381
Non-GAAP provision for income taxes (1)	42,395	37,118
Non-GAAP net income	$159,487	$124,263

GAAP provision for income taxes	$3,241	$7,637
Add: Income tax and other tax adjustments (1)	39,154	29,481
Non-GAAP provision for income taxes (1)	$42,395	$37,118
Non-GAAP effective tax rate (1)	21%	23%

Non-GAAP net income	$159,487	$124,263
Add: Non-GAAP interest expense, net of tax related to the convertible senior notes	—	276
Numerator used in computing non-GAAP net income per share, diluted	$159,487	$124,539

GAAP net loss per share, diluted	$(0.07)	$(0.08)
Stock-based compensation expense and related payroll taxes	1.16	1.00
Amortization expense of acquired intangible assets	0.05	0.03
Restructuring and other charges	0.03	—
Acquisition-related expenses	0.01	—
Amortization of debt issuance costs	0.01	0.01
Income tax and other tax adjustments (1)	(0.24)	(0.18)
Non-GAAP interest expense, net of tax related to the convertible senior notes	—	—
Adjustment to total fully diluted earnings per share (2)	0.01	(0.01)
Non-GAAP net income per share, diluted	$0.96	$0.77

Weighted-average shares used in computing GAAP net loss per share, diluted	158,596	152,557
Add: Outstanding potentially dilutive equity incentive awards	3,994	2,348
Add: Convertible senior notes	3,925	7,626
Less: Antidilutive impact of capped call transactions (3)	—	(1,235)
Weighted-average shares used in computing non-GAAP net income per share, diluted	166,515	161,296
___________

(1) Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

(2) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(3) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	October 31,
	2025	2024
Free Cash Flow
Net cash provided by operating activities	$448,280	$331,335
Less:
Purchases of property, equipment and other assets	(17,311)	(17,025)
Capitalized internal-use software	(17,673)	(22,429)
Free cash flow	$413,296	$291,881

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	57%	53%
Less:
Purchases of property, equipment and other assets, as a percentage of revenue	(2)%	(3)%
Capitalized internal-use software, as a percentage of revenue	(3)%	(4)%
Free cash flow margin	52%	46%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. There is no GAAP measure that is comparable to ARR, so we have not reconciled the ARR data included to any GAAP measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. Acquisition-related expenses incurred with business acquisitions are excluded because these are not reflective of our ongoing operational performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance.
Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt issuance costs, acquisition-related expenses and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the applicable non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding. The weighted-average diluted shares outstanding includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Annual Recurring Revenue. ARR refers to the next 12 months of revenue from subscription contracts as of the measurement date. To establish ARR for a customer, we assume that any contract expiring during the next 12 months will be renewed under the existing terms, excluding Red Canary's subscription contracts expiring in fiscal year 2026.

Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.